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UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF NEW YORK

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In Re                                   :
                                              CASE NO. 96-61376
                                        :              96-61377
THE BENNETT FUNDING GROUP, INC.                        96-61378
BENNETT RECEIVABLES CORPORATION         :              96-61379
BENNETT RECEIVABLES CORPORATION II
BENNETT MANAGEMENT & DEVELOPMENT        :     Chapter 11
  CORPORATION                                 Jointly Administered
                                        :
                 Debtors
                                        :

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MOUNTAINEER PARK, INC., AND WINNERS
ENTERTAINMENT, INC.,                    :     Adv. Proc. No. 96-70168A

               Plaintiff,               :

           v.                           :

BENNETT MANAGEMENT & DEVELOPMENT        :
CORPORATION, and RICHARD C. BREEDEN,
in his capacity as trustee.             :

             Defendant.                 :

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                    ORDER APPROVING SETTLEMENT OF WINNERS
                  ENTERTAINMENT/MOUNTAINEER PARK LITIGATION


        Upon the Motion (the "Motion") dated September 20, 1996 of Richard C. Breeden, as Trustee (the "Trustee") for The Bennett Funding Group, Inc. ("BFG"), Bennett Receivables Corporation ("BRC"), Bennett Receivables Corporation II ("BRC II") and Bennett Management & Development Corporation ("BMDC"), for an order pursuant to Federal Rule of Bankruptcy Procedure 9019(a) approving the compromise and settlement of the adversary proceeding brought by Mountaineer Park, Inc. and Winners Entertainment Inc. against BMDC

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(the "Settlement"); and upon a hearing held on October 10, 1996 on the Motion;
and there being no objection to the Motion; and after due deliberation and sufficient cause existing therefor, it is hereby

        ORDERED, that the Motion is granted in all respects pursuant to Federal Rule of Bankruptcy Procedure 9019(a); and is further

        ORDERED, that the terms and conditions of the Settlement are approved in all respects and the Trustee is authorized to carry out the terms and conditions of the Settlement and all transactions related thereto; and is further

        ORDERED, that Adversary Proceeding No. 96-70168A commenced by Mountaineer Park, Inc. and Winners Entertainment Inc. against BMDC in this Court is hereby dismissed with prejudice.

                                        /s/ [sig]
                                        -----------------------------
                                        Honorable Stephen D. Gerling
                                        Chief U.S. Bankruptcy Judge


Dated:  October 22nd, 1996
        Utica, New York